Exhibit 99.1

      American Software Reports Fourth Quarter Fiscal Year 2004 Results

                Thirteen Consecutive Quarters of Profitability

    ATLANTA, June 2 /PRNewswire-FirstCall/ -- American Software, Inc. (Nasdaq: AMSWA) today reported its financial results for the fourth quarter and fiscal year ended April 30, 2004, marking its thirteenth consecutive quarter of profitability.

    Total revenues for the fourth quarter were $13.4 million compared to $15.0 million the same quarter last year. For the fourth quarter, software license fees were $3.0 million compared to $3.4 million during the same period last year. Services and other revenues were $6.2 million compared to $6.8 million for the same period last year. Maintenance revenues were $4.3 million compared to $4.9 million during the same period last year. Operating income was $500,000 for the fourth quarter of fiscal 2004 compared to $1.6 million during the same period last year.

    Income from continuing operations for the fourth quarter was $221,000 or earnings per share (diluted) from continuing operations of $0.01 compared to approximately $1.8 million, or earnings per share (diluted) from continuing operations of $0.08 the same quarter last year. The fourth quarter included a non-cash impairment charge of $382,000 related to a write down of a minority investment.

    Total revenues for the twelve months ended April 30, 2004 were $54.7 million compared to $59.3 million for the previous fiscal year.
Software license fees for fiscal year 2004 were $12.4 million compared to $12.5 million last year. Services and other revenues were $24.4 million compared to $26.9 million in the previous fiscal year. Maintenance revenues were $17.9 million compared to $19.9 million last year. For the twelve months ended April 30, 2004, the Company reported operating income of $4.0 million compared to $4.5 million the previous year. Income from continuing operations of approximately $5.7 million or earnings per share (diluted) of $0.23, compared to income from continuing operations of $5.5 million, or earnings per share (diluted) of $0.24 for the twelve months ended April 30, 2003.

    "While we continue to experience a difficult selling environment for software, this quarter represents our thirteenth consecutive quarter of profitability," stated James C. Edenfield, president and CEO of American Software. "Our sustained profitability has strengthened our balance sheet and allowed the Company to provide a tangible benefit to our shareholders with a quarterly dividend."

    The overall financial condition of the Company remains strong, with cash and investments of approximately $66.4 million and zero debt as of April 30, 2004. The Company's cash and investment position increased by approximately $5.8 million compared to April 30, 2003. During the fiscal year, the Company paid a $.06 cent per share quarterly dividend of approximately $4.1 million.

    Highlights for the fourth quarter and fiscal year 2004 include:

    Customers

     * Notable new and existing customers placing orders with the Company during the quarter of fiscal year 2004 include: A.O. Smith Water Products Company, Carhartt, Inc., The Coleman Company, Inc., Coty US LLC, Corning Cable Systems, Fischer Scientific, Intertape Polymer Group, Lululemon Athletica, and Premier Farnell.

     * The Company's 86% owned subsidiary, Logility, Inc. (Nasdaq: LGTY) announced that Delco Remy International, Inc., a leading worldwide manufacturer and remanufacturer of automotive electrical and drivetrain/powertrain products, purchased its Logility Voyager Solutions to improve inventory management and increase operational efficiencies across its Electrical Aftermarket business.

     * Chivas Brothers, the Scotch whisky business of Pernod Ricard and the world's third largest producer of Scotch whisky, implemented Logility Voyager Solutions to improve inventory management, including forecasting, planning and replenishment activities. The company will use Logility Voyager Demand Planning to forecast customer demand and to support the ongoing development of vendor managed inventory (VMI) programs.

     * Pernod SA, a French division of Groupe Pernod-Ricard that produces Pastis 51, Suze and other leading spirits, extended its purchase of Logility Voyager Solutions to simplify the overall supply chain planning process by supporting a centralized production planning process and reducing raw material inventories.

     * Logility named Katun Corporation, the world's leading service parts supplier of imaging supplies, as the fifth annual John Hewson Sailing to New Heights with Logility Award winner. The award recognizes the elite Logility customer who has leveraged innovation and collaboration to drive measurable business improvements and supply chain excellence through the deployment of Logility Voyager Solutions. Katun deployed Logility Voyager Solutions on time and on budget to streamline its global Sales and Operations Planning (S&OP) process between corporate sales, finance, distribution, manufacturing and marketing throughout the company. Results from the improved planning process include increased forecast accuracy, reduced inventory investment and improved product availability.

     * Logility presented 2004 Logility Leadership Awards to:

            -- Rockline Industries, North America's largest supplier of coffee filters and private label wipes, deployed Logility Voyager Solutions to reduce overall transportation costs, increase visibility to carriers and improve its ability to monitor key performance indicators. Rockline implemented Logility in less than six weeks.

            -- Shaw Industries, the world's largest producer of carpet, rugs, ceramic, hardwood and laminate flooring, selected Logility to gain better control of its inventory investment. The company has used Logility Voyager Solutions to enable one-number forecasting and improve forecast accuracy by 15%, raise customer satisfaction levels for home builders, better synchronize supply with demand, increase visibility for a 30% reduction in obsolete inventory, and improve overall visibility and communications across its business.

            -- Smead, a leading manufacturer and distributor of paper filing supplies and records management software, implemented Logility Voyager Solutions to improve information sharing, increase forecast accuracy and improve visibility of promotional plans. Smead has used Logility to support a significant growth in revenue with minor growth in inventory levels, achieve higher customer order fill rates, increase visibility of available inventory, and improve collaboration with customers as well as internal departments.

     * Logility had approximately 60 customers go live with new deployments or significant upgrades of Logility Voyager Solutions during fiscal year 2004. This impressive number of "go lives" underscores Logility's ability to deploy rapidly to accelerate business results for its customers.

     * During the quarter, the Company's subsidiary New Generation Computing Inc. (NGC) announced that Carhartt, Inc. selected The Production Manager (TPM), NGC's shop-floor control and manufacturing execution software. TPM implementation has begun at Carhartt's North American cutting, sewing, finishing and distribution facilities, where the software will automate the company's production and payroll functions. Specifically, the software will enable Carhartt to better track employee performance, monitor work in progress, calculate gross pay and develop multiple management reports. "We selected NGC's TPM shop-floor control software because it is recognized as the industry standard by leading apparel manufacturers," said Mike Vendal, CIO of Carhartt. "We're excited about standardizing our factories with TPM and partnering with NGC."

     * The Company announced a new program intended to expand the value of Continuing Support Services for its existing Enterprise Resource Planning (ERP) customers. The new maintenance program is designed to offer customers an opportunity to define the emphasis of their maintenance support, participate more fully in new release strategy, and offer new flexibility and options with respect to obtaining upgrades and new functionality.

     * Logility's Connections 2004: Supply Chain Reality: Real World, Real Time, Real Results took place March 24-26 in Atlanta and offered attendees the opportunity to learn from the real-world experiences of others and equip themselves for the next wave of demand-driven supply chain planning challenges and triumphs. The agenda delivered insightful presentations, including an executive panel and best practices panel on successful strategies for tackling today's business challenges and deploying supply chain management solutions to drive value; industry perspectives from AMR Research and Consumer Goods Technology magazine; and breakouts featuring successful Logility Voyager Solutions deployments with speakers representing every major industry.

     * Logility conducted a seminar entitled "Supply Chain Management for High Performance Companies" featuring presenters from Chivas Brothers, Farnell InOne, Oliver Wight, IBM and Logility. The speakers addressed how to leverage consensus-based supply chain solutions to gain competitive advantages such as lower inventories, reduced operating costs, maximized customer service and revenues, increased profitability and higher return on existing supply chain assets.

    Products and Technology

     * During the fiscal year, Logility announced the general availability of Logility Voyager Solutions(TM) 7.0, the latest release of Internet-based products that support real-time, global visibility of forecasts, orders, inventories, deliveries and key performance indicators across the supply chain. Logility Voyager Solutions 7.0 help companies reduce supply chain costs, optimize inventory investments, increase sales and improve customer service through innovative demand management, optimized supply chain planning, synchronized production, streamlined warehouse and improved transportation management.

     * Logility outlined plans to support full Radio Frequency Identification
       (RFID) compliance across its supply chain planning, warehouse and logistics products. Logility Voyager WarehousePRO(R) will initially support RFID technology within the warehouse at the carton, pallet and container level to streamline the shipment of goods to retail customers and accelerate the receipt of products into distribution centers.

     * New Generation Computing released REDHORSE Enterprise ERP, a comprehensive enterprise-resource-planning (ERP) system designed specifically for apparel and sewn products enterprises. REDHORSE is a new component of the NGC SQL Series, a software suite for the sewn products industry that is built on Microsoft's SQL Server technology with integration to Word and Excel. The NGC SQL Series combines business applications -- e-PDM, or Internet Product Development Manager; e-SPS, or Internet Sourcing and Production System; and REDHORSE -- that help retailers, manufacturers, brand managers and other companies involved with the design and production of sewn products to increase speed to market, reduce costs, manage by exception and enhance workflow.

    About American Software, Inc.

    Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offering of integrated business applications, including enterprise-wide, supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise(TM) is a total ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 86% of Logility, Inc. (NASDAQ: LGTY), a leading supplier of collaborative solutions to optimize the supply chain. Logility is proud to serve such customers as Bissell, ConAgra, Huhtamaki UK, Mill's Pride, Pernod-Ricard, Sigma Aldrich, VF Corporation and xpedx. New Generation Computing Inc. (NGC), a wholly-owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC's worldwide clients include Dick's Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact: American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206.
INTERNET:  http://www.amsoftware.com or E-mail: ask@amsoftware.com

    Forward Looking Statements

    This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2003 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

    e-Intelliprise is a trademark of American Software and Logility Voyager Solutions is a trademark of Logility. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.


                           AMERICAN SOFTWARE, INC.
                    Consolidated Statements of Operations
                    (In thousands, except per share data)
                                 (Unaudited)

                                 Fourth Quarter Ended   Twelve Months Ended
                                      April 30,              April 30,
                                                 Pct                      Pct
                                  2004    2003   Chg.   2004     2003     Chg.
    Revenues:
      License                    $2,957  $3,384  (13%) $12,353  $12,485   (1%)
      Services & other            6,163   6,773   (9%)  24,407   26,933   (9%)
      Maintenance                 4,265   4,863  (12%)  17,898   19,884  (10%)
        Total Revenues           13,385  15,020  (11%)  54,658   59,302   (8%)

    Cost of Revenues:
      License                     1,054   1,045    1%    4,322    4,107    5%
      Services & other            4,372   4,545   (4%)  16,747   18,698  (10%)
      Maintenance                 1,170   1,193   (2%)   4,678    5,522  (15%)
        Total Cost of Revenues    6,596   6,783   (3%)  25,747   28,327   (9%)
    Gross Margin                  6,789   8,237  (18%)  28,911   30,975   (7%)
    Operating expenses:
      Research and development    1,777   1,911   (7%)   7,601    8,094   (6%)
      Less: capitalized
       development                 (866)   (722)  20%   (3,398)  (2,978)  14%
      Sales and marketing         3,011   3,002    0%   11,459   11,636   (2%)
      General and administrative  2,342   2,397   (2%)   9,068    9,287   (2%)
      Provision for
       doubtful accounts             25      61  (59%)     191      414  (54%)

        Total operating expenses  6,289   6,649   (5%)  24,921   26,453   (6%)
    Operating income                500   1,588  (69%)   3,990    4,522  (12%)
      Interest income &
       Other, net                   193     426  (55%)   2,437    1,286   90%
      Investment Impairment        (382)    -      nm    (382)      -     nm
      Minority interest              (8)   (168) (95%)   (246)    (306) (20%)
    Income from continuing
     operations before
      income taxes                  303   1,846  (84%)   5,799    5,502    5%
         Income taxes                82     -       -       82      -       -
    Income from continuing
     operations                     221   1,846  (88%)   5,717    5,502    4%
    Discontinued Operations:
      Gain on sale of
       discontinued segment         -       602     -      -      2,084     -
    Net Earnings                   $221  $2,448  (91%)  $5,717   $7,586  (25%)
    Earnings per common share:
      Basic:
        Continuing operations     $0.01   $0.08  (88%)   $0.25    $0.25    0%
        Discontinued operations     -      0.03     -      -       0.09     -
                                  $0.01   $0.11  (91%)   $0.25    $0.34  (26%)
      Diluted:
        Continuing operations     $0.01   $0.08  (88%)   $0.23    $0.24   (4%)
        Discontinued operations     -      0.03     -      -       0.09     -
                                  $0.01   $0.11  (91%)   $0.23    $0.33  (30%)

    Weighted average common
     shares outstanding
        Basic                    23,451  22,188         22,851   22,411
        Diluted                  25,337  23,113         24,640   23,132

    nm- not meaningful


                    Consolidated Balance Sheet Information
                                (in thousands)
                                 (Unaudited)
                                                          April 30,
                                                    2004              2003
    Cash and Short & Long term
     investments                                   $66,366           $60,577
    Accounts Receivable:
       Billed                                        7,097             6,736
       Unbilled                                      2,487             3,884
    Total Accounts Receivable, net                   9,584            10,620
    Prepaids & Other                                   877             1,035
    Non-current Assets                              20,409            22,108
       Total Assets                                $97,236           $94,340

    Accounts Payable                                  $678              $412
    Other Current Liabilities                        5,589             6,568
    Deferred Revenues                               10,059            10,180
    Minority Interest                                4,457             4,202
    Shareholders' Equity                            76,453            72,978
       Total Liabilities & Shareholders' Equity    $97,236           $94,340

SOURCE  American Software, Inc.
    -0-                             06/02/2004
    /CONTACT: Vincent C. Klinges, Chief Financial Officer of American Software, Inc., +1-404-264-5477 /
    /Company News On-Call: http://www.prnewswire.com/comp/048263.html/ /Web site: http://www.amsoftware.com /
    (AMSWA LGTY)

CO:  American Software
ST:  Georgia
IN:  CPR MLM
SU:  ERN